Exhibit 99.2

GAP INC. PLANS TO INCREASE DIVIDEND 18 PERCENT

ANNOUNCES $1 BILLION SHARE REPURCHASE AUTHORIZATION

SAN FRANCISCO – Feb. 25, 2010 – Underscoring its commitment to return excess cash to shareholders, today Gap Inc. (NYSE: GPS) announced that its Board of Directors plans to increase the annual dividend for fiscal year 2010 by 18 percent and authorized an additional $1 billion in share repurchases.

“Over the past six years, we’ve returned over eight billion dollars to our shareholders through share repurchases and dividends,” said Sabrina Simmons, chief financial officer of Gap Inc. “We’re pleased that our ability to consistently deliver strong cash flow allows us to continue returning excess cash to our shareholders in 2010.”

The company intends to increase the annual dividend per share from $0.34 to $0.40 for fiscal year 2010. The Board of Directors declared the first quarterly dividend of $0.10 per share payable on April 28, 2010 to shareholders of record at the close of business on April 7, 2010. Additional quarterly dividends are expected to be paid in July, October and January.

The company has repurchased 364 million shares for a total of about $7 billion since October 2004.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding (i) returning excess cash to shareholders; (ii) share repurchases; and (iii) dividend amounts and timing in fiscal year 2010.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the company’s financial performance or strategies; the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that the company will be unsuccessful in identifying and negotiating new store locations and renewing leases for existing store locations effectively; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods; the risk that changes to the company’s information technology systems may disrupt its operations; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations; the risk that the company’s efforts to expand internationally may not be successful and could impair the value of its brands; the risk that acts or omissions by the company’s third party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on the company’s reputation or operations; the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition and results of operations; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, costs and expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009. Readers should also consult the company’s quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2009.

These forward-looking statements are based on information as of February 25, 2010. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic, Old Navy, Piperlime and Athleta brand names. Fiscal 2009 sales were $14.2 billion. Gap Inc. operates about 3,100 stores in the United States, the United Kingdom, Canada, France, Japan and Ireland. In addition, Gap Inc. is expanding its international presence with franchise agreements in Asia, Europe, Latin America and the Middle East. For more information, please visit www.gapinc.com.

Investor Relations:

Aina Konold

(415) 427-4454

Media Relations:

Kris Marubio

(415) 427-1798

press@gap.com